UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

BROADVIEW INSTITUTE, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	000-8505	41-0641789
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8089 Globe Drive Woodbury, Minnesota	55125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 332-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008, Laurence S. Zipkin resigned from his positions as Chief Executive Officer and a member of the Board of Directors of Broadview Institute, Inc. (the “Company”).

In connection with Mr. Zipkin’s resignation, on December 29, 2008 the Company and Mr. Zipkin entered into a Separation Agreement and Release (the “Separation Agreement”), pursuant to which the Company accelerated the vesting of 50,000 restricted common shares of the Company (previously granted to Mr. Zipkin pursuant to the Restricted Stock Agreement between the Company and Mr. Zipkin dated as of February 4, 2008), and also repurchased 100,000 shares of the Company’s common stock from Mr. Zipkin at a price of $1.00 per share. Mr. Zipkin received these benefits in return for agreeing to certain provisions in the Separation Agreement in favor of the Company, including a general release of claims.

Also on December 29, 2008, the Board of Directors of the Company unanimously approved the appointment of Jeffrey Myhre to the position of Chief Executive Officer. Mr. Myhre has served as the Company’s Chief Operating Officer since February 2008. Mr. Myhre also currently serves as the Divisional Chief Operating Officer of Globe University and of Minnesota School of Business, positions he has held since November 2006. Previously, Mr. Myhre served as Director of Online Education for the Minnesota School of Business from March 2005 through November 2006, and, from December, 2003 through March 2005, served as the Campus Director for the Minnesota School of Business Plymouth Campus. Mr. Myhre is the son of Terry L. Myhre, Chairman of the Company’s Board of Directors. The position of Chief Operating Officer will remain unfilled until otherwise determined by the Board of Directors, and, during the time the Chief Operating Officer position is unfilled, Mr. Myhre will carry out the duties he was formerly responsible for as the Chief Operating Officer in addition to those of the Chief Executive Officer.

Mr. Myhre’s compensation will remain unchanged as a result of his promotion to the position of Chief Executive Officer. Mr. Myhre is compensated under the Service Level Agreement between the Company and Globe University, Inc. and Minnesota School of Business (GU/MSB), pursuant to which GU/MSB provides certain executive, administrative, accounting and consulting services to the Company. The Service Level Agreement was previously disclosed in the Company’s Annual Report on Form 10-KSB for the fiscal year ending March 31, 2008. The terms of the Service Level Agreement will not be amended or otherwise modified as a result of Mr. Myhre’s assumption of the Chief Executive Officer position.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2008, in August 2008 C Square Educational Enterprises, Inc. (d/b/a Utah Career College and hereafter referred to as “UCC”), a wholly-owned subsidiary of the Company, entered into a lease agreement with Myhre Holdings-Orem, LLC, an entity wholly-owned by Myhre Holdings, Inc. Mr. Myhre holds a 20% interest in Myhre Holdings, Inc. Under the lease agreement, UCC leases a 31,200 square foot building located in Orem, Utah for the operation of a UCC branch campus. The lease is for an initial period of 10 years with two additional five-year renewal options. The agreement is a “triple net” lease with monthly base rent of $48,100 and an initial security deposit of the same amount. Broadview Institute, Inc. guaranteed the UCC lease. Rent expense for the Orem facility was $96,200 for the three months ended September 30, 2008.

On December 29, 2008 the Board of Directors of the Company also elected Roger Kuhl as a member of the Board of Directors to fill the vacancy created by Mr. Zipkin’s resignation.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Shell company transactions: None.

(d) Exhibits: None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2008

BROADVIEW INSTITUTE, INC.

/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer